SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-167667	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Davies Ave Toronto, Ontario Canada	M4M 2A9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2018, the Registrant accepted the resignation of Grant Stummer as a member of the Board of Directors effective September 21, 2018. Mr. Stummer communicated to the Registrant that his decision to resign his position with the Registrant was not caused by a disagreement with the Registrant, known to an executive officer of the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the Registrant’s operations, policies or practices. Mr Stummer has been a valuable contributor to the Board of Directors during the integration of the Registrant’s business.

On September 21, 2018, to fill the vacancy created by Mr. Stummer’s resignation the Registrant elected Brandon Milner to serve as a member of the Board of Directors.

Biographical Information for Brandon Milner

Brandon Milner has an extensive career in the Digital field spanning more than 18 years his knowledge and contacts in the Digital industry will offer our company insight and direction. From June 2009 to February 2014, Mr. Milner served as a member of the Board of Directors of Director of Digital at LoyaltyOne. He previously served as the VP of Digital at Vanilla Solutions, Inc. Since August 2018, he has served as a member of the Board of Directors of New Ventures & Innovation at Cadillac Fairview.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
17.1	Resignation letter of Grant Stummer dated September 20, 2018	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2018

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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